PEOPLE'S REPUBLIC OF CHINA

                                  LEGAL ENTITY

                                BUSINESS LICENSE


(Left Side)

Registration No.:          Shandong Joint Venture No. 2215 1/2

This enterprise has registered to be business legal entity and is approved to conduct business.

(Right Side) license No. 0248955

Name of the enterprise:
         In Chinese
         In English:       YANTAI DAEWOO ELECTRONIC COMPONENTS CO.  LTD.

Address:          West End of Beiguan Street, Muping, Yantai, Shandong Province

Type of the enterprise:    Joint Venture

Field of Operation:        Manufacturing and sales of deflection yokes and
                           other electronic products.

Registered Capital:        USD3,801,700


Chairman of Board          Du, Qing Song
Vice Chairman of Board     Lin, Leting: Jin, Hefen
General Manager            Lin, Leting
Deputy General Manager     Jin, Weiming

Term of Operation:         From December 9, 1993 to December 8, 2005

The License valid date:    From December 9, 1993 to December 8, 2005

The Commerce Administration Bureau of PRC          Director (Signature)

Seal on Date:              May 7, 1996